Exhibit 10.1

HUTCHISON CHINA MEDITECH LIMITED

(incorporated in the Cayman Islands with limited liability)

RULES OF THE

LONG TERM INCENTIVE SCHEME

Adopted pursuant to an Ordinary Resolution of the Shareholders passed on 24 April 2015

HUTCHISON CHINA MEDITECH LIMITED

(incorporated in the Cayman Islands with limited liability)

RULES OF THE LONG TERM INCENTIVE SCHEME

1.             DEFINITIONS AND INTERPRETATION

1.1          In this Scheme, unless the context otherwise requires, the following expressions have the meanings set out below:

Acquisition Price means the price at which Shares are acquired by the Trustee on the Stock Exchange;

Adoption Date means 24 April 2015, being the date on which this Scheme is adopted by an ordinary resolution of the Shareholders in general meeting;

Auditors means the auditors of the Company from time to time;

Award means a contingent right to receive either (i) Shares; or (ii) a Cash Payment, in either case which is awarded pursuant to this Scheme;

Board means the board of Directors from time to time or a duly authorised committee of the Board or such other committee as the Board may authorise;

Business Day means any day on which clearing banks are open for business in Hong Kong/ London (not being a Saturday or a Sunday);

Cash Payment means an amount in cash to be paid to a Grantee in satisfaction of an Award upon its vesting, the amount of which shall be determined in accordance with paragraph 4.2(b));

Cause means, with respect to a Grantee, such event as will entitle the Company and/or any of its subsidiaries to terminate the employment or service of the Grantee with immediate notice without compensation under the relevant employment or service agreement or, if it is not otherwise provided for in the relevant employment or service agreement, (a) the commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts or commission of a criminal offence, (b) a material breach of any agreement or understanding between the Grantee and the Company and/or any of its subsidiaries, including any applicable invention assignment, employment, non-competition, confidentiality or other similar agreement, (c) misrepresentation or omission of any material fact in connection with his employment agreement or service agreement, (d) a material failure to perform the customary duties of an employee of the Company and/or any of its subsidiaries, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of the Group or (e) any conduct that is materially adverse to the name, reputation or interests of the Group;

Companies Law means the Companies Law (Cayman Islands, as amended and restated from time to time;

Company means Hutchison China MediTech Limited, a company incorporated in the Cayman Islands with limited liability, the shares of which are listed on the Stock Exchange;

Competitor means any corporation, partnership, joint venture, trust, individual proprietorship, firm, governmental unit or other enterprise (including any of their respective affiliates) that carries on activities for profit or is engaged in or is about to become engaged in any activity of any nature that competes (directly or indirectly) with a product, process, technique, procedure, device or service of the Company or any of its subsidiaries;

Dealing Day means a day on which the Stock Exchange is open for the transaction of business;

Director means a director of the Company;

Disability means a disability, whether temporary or permanent, partial or total as determined by the Board in its absolute discretion;

Family Member means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust in which these persons have more than 50 per cent. of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets and any other entity in which these persons (or the Grantee) own more than 50 per cent. of the voting interests;

Grant means the offer of the grant of an Award made in accordance with paragraph 3;

Grantee means any Participant who accepts a Grant in accordance with the terms of this Scheme or, where the context so permits, any person entitled to any such Award in consequence of the transfer of an Award by the Grantee under paragraph 7.1 or the death of the original Grantee or the legal personal representative of such person;

Group means the Company and its subsidiaries or affiliates or any other companies which the Board determines will be a member of the Group;

HK$ means Hong Kong dollars, the lawful currency of Hong Kong;

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China;

Listing Rules means the AIM Rules for Companies, as amended from time to time and/or such other stock exchange or listing rules as may be applicable to the Company from time to time;

New Approval Date has the meaning ascribed to it in paragraph 6.2;

Notice of Grant has the meaning ascribed to it in paragraph 3.3;

Participants means the Directors (including executive Directors, non-executive Directors and independent non-executive Directors), the directors of the Company’s subsidiaries and the employees of the Group who the Board considers, in its absolute discretion, have contributed or will contribute to the Group;

Scheme means this long term incentive scheme in its present form or as amended from time to time in accordance with the provisions hereof;

Scheme Mandate Limit means the total number of Shares that may underlie the Awards granted pursuant to this Scheme, being (a) 5 per cent. of the Shares in issue on the Adoption Date, or (b) 5 per cent. of the Shares in issue as at the New Approval Date;

Shareholder(s) means holder(s) of Shares;

Shares means fully paid ordinary shares with a nominal value of US$1.00 each in the share capital of the Company or, if there has been a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company, the shares forming part of the ordinary share capital of the Company of such nominal amount as shall result from any such sub-division, reduction, consolidation, reclassification or reconstruction;

Stock Exchange means Alternative Investment Market of the London Stock Exchange plc (AIM) or such other stock exchange upon which the Company is listed;

subsidiary has the meaning ascribed to it in the Listing Rules;

Term has the meaning ascribed to it in paragraph 2.3;

Trustee means the professional trustee from time to time of this Scheme appointed by the Company pursuant to paragraph 2.5;

vest means, with respect to a Grantee, the time when the Grantee becomes entitled to receive all or a proportion of the Shares underlying the Award granted to him in accordance with the terms of the relevant Award and of this Scheme; and

vesting date means, with respect to an Award granted to a Grantee, the date on which the Award vests.

1.2          Paragraph headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Scheme. References to “paragraphs” are to the paragraphs of this Scheme. Words importing the singular include the plural and vice versa, words importing a gender or the neuter include both genders and the neuter references to persons include bodies corporate or unincorporate.

1.3          References in this Scheme to any document are to that document as amended, consolidated, supplemented, novated or replaced from time to time.

1.4          References (express or implied) in this Scheme to ordinances and to statutory and regulatory provisions and the Listing Rules shall be construed as references to those ordinances or statutory and regulatory provisions and the Listing Rules as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which there are re-enactments (whether with or without modification) and any orders, regulations, instruments, other subordinate legislation or practice notes under the relevant ordinance, statutory or regulatory provision or the Listing Rules.

1.5          In construing this Scheme:

(a)                                 the rule known as the ejusdem generis rule shall not apply and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(b)                                 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.             PURPOSE, DURATION AND ADMINISTRATION OF THIS SCHEME

2.1          The purpose of this Scheme is to attract skilled and experienced personnel, to incentivise them to remain with the Group and to motivate them to strive for the future development and expansion of the Group by providing them with the opportunity to acquire equity interests in the Company.

2.2          This Scheme shall be subject to the administration of the Board whose decision as to all matters arising in relation to this Scheme or its interpretation or effect shall (save as otherwise provided herein) be final and binding on all parties. The Board shall have the right to (a) interpret and construe the provisions of this Scheme; (b) determine the persons (if any)

who shall be granted Awards pursuant to this Scheme; (c) determine the terms on which Awards are granted; (d) determine the number of Shares underlying Awards granted; (e) subject to paragraphs 9 and 11.1, make such adjustments to the terms of this Scheme and to the terms of Awards granted pursuant to this Scheme as the Board deems necessary and shall notify the relevant Grantee(s) of such adjustment(s) by written notice; and (f) make such other decisions or determinations as it shall deem appropriate in relation to the Awards and/or the administration of this Scheme provided that the same are not inconsistent with the provisions of this Scheme.

2.3          This Scheme shall be valid and effective for the period commencing on the Adoption Date and expiring on the tenth anniversary thereof or such earlier date as the Scheme is terminated in accordance with paragraph 13 (the Term), after which period no further Awards shall be offered or granted but the provisions of this Scheme shall remain in full force and effect in all other respects. Awards granted during the Term shall continue to be valid in accordance with their terms of grant after the end of the Term.

2.4          No member of the Board shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Board nor for any mistake of judgment made in good faith in relation to the administration or interpretation of this Scheme, and the Company shall indemnify on demand and hold harmless each Director, employee or officer of the Company to whom any duty or power relating to the administration or interpretation of this Scheme may be allocated or delegated, against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Scheme unless arising out of such person’s own negligence, fraud or bad faith.

2.5          The Company may appoint the Trustee to assist with the administration and vesting of Awards granted pursuant to this Scheme. The Company may direct and procure the Trustee to make on-market purchases of Shares to be held by the Trustee pending the vesting of the Awards granted and which will be used to satisfy the Awards upon vesting. The Company shall provide sufficient funds to the Trustee by whatever means as the Board may in its absolute discretion determine to enable the Trustee to satisfy its obligations in connection with the administration and vesting of Awards granted pursuant to this Scheme.

3.             GRANT OF AWARDS

3.1          On and subject to the terms of this Scheme and the Listing Rules, the Board shall be entitled (but shall not be bound) at any time during the Term to make a Grant to any Participant, as the Board may in its absolute discretion select.

3.2          Awards may be granted on such terms as the Board, at its absolute discretion, may determine, provided such terms shall not be inconsistent with any other terms and conditions of this Scheme. Such terms may include, among other things, (a) a minimum period before an Award will vest in whole or in part, (b) a performance target that must be reached before an Award will vest in whole or in part and/or (c) any other terms, all of which may be imposed (or not imposed) either on a case-by-case basis or generally.

3.3          A Grant shall be made to a Participant by a notice (the Notice of Grant) in such form as the Board may from time to time determine requiring the Participant to undertake to hold the Award(s) on the terms on which it is to be granted and to be bound by the terms of this Scheme and any other terms and conditions as contained in the Notice of Grant and shall remain open for acceptance by the Participant for such time to be determined by the Board, provided that no such Grant shall be open for acceptance after the expiry of the Term or after the Participant to whom the Grant is made has ceased to be a Participant.

3.4          No Grant shall be made to, nor shall any Grant be capable of acceptance by, any Participant at a time when the Participant would or might be prohibited from dealing in the Shares by the Listing Rules or by any other applicable laws, regulations or rules.

3.5          A Grant is accepted when the Company receives from the Grantee the duplicate Notice of Grant duly executed by the Grantee.

3.6          A Grant may not be made at any time when the Company is in possession of price sensitive information or it is reasonably probable that such price sensitive information will be required to be notified in accordance with the requirements of the Listing Rules. In particular, a Grant may not be made to any Participant during the period commencing two months immediately preceding the:

(a)                                 publication of the Company’s annual accounts or, if shorter, the period for the relevant financial year end to the time of publication; and

(b)                                 notification of the Company’s half-year report or quarterly results (whichever is applicable) to the Regulatory Information Service of the UK Financial Conduct Authority or, if shorter, the period for the relevant financial period end to the time of notification.

3.7          Any Grant to any Director, chief executive or substantial shareholder of the Company, shall be subject to the prior approval of the independent non-executive Directors (excluding the independent non-executive Director who is the proposed Grantee of the Grant in question).

3.8          A Grantee may at any time up to 90 days prior to the vesting date, by written notice to the Trustee and the Board, elect irrevocably to have his Award satisfied by a Cash Payment instead of in Shares provided that he may only give such notice at a time when he is not prohibited from dealing in the Shares by the Listing Rules or by any other applicable laws, regulations or rules.

4.             VESTING

4.1          Subject to the terms of this Scheme and the specific terms applicable to each Award, an Award shall vest on the vesting date in respect of all or a proportion of the Shares underlying the Award. If the vesting of an Award is subject to the satisfaction of performance or other conditions and such conditions are not satisfied, the Award shall be cancelled automatically on the date on which such conditions are not satisfied.

4.2          Subject to paragraph 4.3, Awards which have vested shall be satisfied by:

(a)                                 the Company directing and procuring the Trustee to transfer to the Grantee on the vesting date, or if the vesting date is not a Dealing Day, the first Dealing Day immediately after the vesting date, the relevant number of Shares which the Trustee has acquired through on-market purchases of Shares.

(b)                                 If the Grantee has given a written election to the Company and the Trustee not later than 90 days prior to the vesting date under paragraph 3.8, the Trustee shall sell on the Stock Exchange at the best price reasonably obtainable all the Shares underlying the Grantee’s Award on the vesting date, or if the vesting date is not a Dealing Day, the first Dealing Day immediately after the vesting date. If the Trustee is unable to sell all or any of the Shares on one Dealing Day, the Trustee shall sell as many Shares at it is able on each subsequent Dealing Day at the best price reasonably obtainable until it has sold all the Shares underlying the Award. The Trustee shall pay the total net sales proceeds from the sale of the Shares (the Cash Payment) to the Grantee

(less any deductions required by law) as soon as reasonably practicable after it has received such proceeds.

4.3          Notwithstanding the foregoing, if the Company, the Trustee or any Grantee or any person to whom an Award has been transferred under paragraph 7) would or might be prohibited from dealing in the Shares by the Listing Rules or by any other applicable laws, regulations or rules within the period specified above, the date on which the relevant Shares shall be transferred or the Cash Payment made (as the case may be) to the Grantee shall occur as soon as possible after the date when such dealing is permitted by the Listing Rules or by any other applicable laws, regulations or rules.

4.4          A Grantee shall not be entitled to any dividends or distributions in respect of any Shares underlying the Awards granted until such Shares have been transferred to the Grantee. Subject to the foregoing, the Shares to be transferred upon the vesting of the Awards granted pursuant to this Scheme shall be subject to all the provisions of the memorandum and articles of association of the Company for the time being in force and shall rank pari passu in all respects with, and shall have the same voting, dividend, transfer and other rights (including those rights arising on a winding-up of the Company) as, the existing fully paid Shares in issue on the date on which those Shares are transferred upon the vesting of the Awards granted and, without prejudice to the generality of the foregoing, shall entitle the holders to participate in all dividends or other distributions paid or made on or after the date on which Shares are transferred, other than any dividends or distributions previously declared or recommended or resolved to be paid or made if the record date thereof shall be before the date on which the Shares are transferred.

5.             CORPORATE EVENTS

5.1          If a general offer by way of takeover or otherwise (other than by way of scheme of arrangement pursuant to paragraph 5.2 below) is made to all the Shareholders (or all such Shareholders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) by any person and such offer becomes or is declared unconditional prior to the vesting date of any Award, the Board shall, prior to the offer becoming or being declared unconditional, determine at its absolute discretion whether such Award shall vest and the period within which such Award shall vest. If the Board determines that such Award shall vest, it shall notify the Grantee that the Award shall vest and the period within which such Award shall vest.

5.2          If a general offer for Shares by way of scheme of arrangement is made by any person to all the Shareholders and has been approved by the necessary number of Shareholders at the requisite meetings prior to the vesting date of any Award, the Board shall, prior to such meetings, determine at its absolute discretion whether such Award shall vest; and the period within which such Award shall vest. If the Board determines that such Award shall vest, it shall notify the Grantee that the Award shall vest and the period within which such Award shall vest.

5.3          If, pursuant to the Companies Law, a compromise or arrangement (other than a scheme of arrangement contemplated in paragraph 5.2) between the Company and the Shareholders and/or the creditors of the Company is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies prior to the vesting date of any Award, the Board shall determine at its absolute discretion whether such Award shall vest and the period within which such Award shall vest. If the Board determines that such Award shall vest, it shall notify the Grantee that the Award shall vest and the period within which such Award shall vest.

5.4          If a notice is given by the Company to the Shareholders to convene a general meeting for the purpose of considering and, if thought fit, approving a resolution to voluntarily wind-up the Company prior to the vesting date of any Award, the Board shall determine at its absolute discretion whether such Award shall vest and the period within which such Award shall vest. If the Board determines that such Award shall vest, it shall notify the Grantee that the Award shall vest and the period within which such award shall vest.

6.             MAXIMUM NUMBER OF SHARES UNDERLYING THE AWARDS

6.1          At any time during the Term, the maximum aggregate number of Shares that may underlie the Awards granted pursuant to this Scheme shall be calculated in accordance with the following formula:

X = A – B

where:

X = the maximum aggregate number of Shares that may underlie the Awards granted pursuant to this Scheme;

A = the Scheme Mandate Limit; and

B = the maximum aggregate number of Shares underlying the Awards already granted pursuant to this Scheme.

Shares underlying Awards which have been cancelled in accordance with the terms of this Scheme or which have been satisfied by the making of a Cash Payment will not be counted for the purposes of determining the maximum aggregate number of Shares that may underlie the Awards granted pursuant to this Scheme.

6.2          The Scheme Mandate Limit may be renewed subject to prior Shareholders’ approval, but in any event, the total number of Shares that may underlie the Awards granted following the date of approval of the renewed limit (the New Approval Date) under the limit as renewed must not exceed 5 per cent. of the Shares in issue as at the New Approval Date. Shares underlying the Awards granted pursuant to this Scheme (including those outstanding, cancelled or vested Awards) prior to the New Approval Date will not be counted for the purpose of determining the maximum aggregate number of Shares that may underlie the Awards granted following the New Approval Date under the limit as renewed. For the avoidance of doubt, Shares issued prior to the New Approval Date pursuant to the vesting of Awards granted pursuant to this Scheme will be counted for the purpose of determining the number of Shares in issue as at the New Approval Date.

7.             TRANSFERABILITY

7.1          An Award shall be personal to the Grantee and shall not be assignable or transferable by the Grantee, provided that subject to paragraph 8.3 below, following the Grantee’s death, Awards may be transferred by will or by the laws of testacy and distribution.

The terms of this Scheme and the Notice of Grant shall be binding upon the executors, administrators, legal personal representatives, heirs, successors and permitted assigns and transferees of the Grantee.

7.2          Subject to paragraph 7.1, a Grantee shall not in any way sell, transfer, charge, mortgage, encumber or create any interests in favour of any third party over or in relation to any Award.

8.             CANCELLATION

8.1          An unvested Award shall be cancelled automatically upon the earliest of:

(a)                                 the date of termination of the Grantee’s employment or service by the Company or any of its subsidiaries for Cause;

(b)           the date on which the Grantee:

(i)                                     becomes an officer, director, employee, consultant, adviser, partner of, or a shareholder or other proprietor owning more than a 5 per cent. interest in, any Competitor; or

(ii)                                  knowingly performs any act that may confer any competitive benefit or advantage upon any Competitor;

(c)                                  the date on which the Grantee (whether intentionally or otherwise) commits a breach of paragraph 7; and

(d)                                 (in respect of Shares underlying an Award which are subject to performance or other vesting condition(s)) the date on which the condition(s) to vesting of those underlying Shares are not satisfied.

8.2          The Board shall have the right to determine whether the Grantee’s employment or service has been terminated for Cause, the effective date of such termination for Cause and whether someone is a Competitor, and such determination by the Board shall be final and conclusive.

8.3          If the Grantee’s employment or service with the Company or any of its subsidiaries is terminated for any reason other than for Cause (including by reason of resignation, retirement, death, Disability or non-renewal of the employment or service agreement upon its expiration for any reason other than for Cause) prior to the vesting date of any Award, the Board shall determine at its absolute discretion and shall notify the Grantee whether such unvested Award shall vest and when such Award shall vest. To the extent that the Board determines that such Award shall not vest in respect of some or all of the underlying Shares following such termination of employment or service, such Award shall be cancelled automatically in respect of those underlying Shares with effect from the date on which the Grantee’s employment or service is terminated.

8.4          The Board may at any time cancel any unvested Awards granted to a Grantee. Where the Company cancels unvested Awards and makes a Grant of new Awards to the same Grantee, such Grant may only be made with available Awards to the extent not yet granted (excluding the cancelled Awards) within the limits prescribed by paragraph 6.

9.             REORGANISATION OF CAPITAL STRUCTURE

9.1          In the event of an alteration in the capital structure of the Company by way of a capitalisation of profits or reserves, bonus issue, rights issue, open offer, subdivision or consolidation of shares or reduction of the share capital of the Company in accordance with applicable laws and the Listing Rules (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company or any of its subsidiaries is a party or in connection with any share option, restricted share or other equity-based incentive schemes of the Company) whilst any Award has not vested or has vested but has not yet been satisfied, such corresponding adjustments (if any) shall be made to:

(a)           the Scheme Mandate Limit; and

(b)                                 the number or nominal value of Shares underlying the Award so far as unvested or vested but not yet satisfied,

provided that any such adjustments give a Grantee the same proportion of the share capital of the Company as that to which that Grantee was previously entitled. In respect of any such adjustments, the Auditors or an independent financial adviser to the Company (as the case may be) must confirm to the Board in writing that the adjustments are in their opinion fair and reasonable.

9.2          The Company shall engage the Auditors or an independent financial adviser to the Company to certify in writing, either generally or as regards any particular Grantee, that the adjustments made by the Company under paragraph 9.1 satisfy the requirements set out therein. The capacity of the Auditors or the independent financial adviser to the Company (as the case may be) in this paragraph 9 is that of experts and not of arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company, the Grantees and the Trustee. The costs of the Auditors or the independent financial adviser (as the case may be) shall be borne by the Company.

10.          SHARE CAPITAL

10.1        The Awards do not carry any right to vote at general meetings of the Company, or any dividend, transfer or other rights (including those arising on the winding-up of the Company).

10.2        No Grantee shall enjoy any of the rights of a Shareholder by virtue of the grant of an Award pursuant to this Scheme, unless and until the Shares underlying the Award are actually transferred to the Grantee upon the vesting of such Award.

11.          DISPUTES

11.1        Any dispute arising in connection with this Scheme shall be referred to the decision of the Board in the first instance, which decision shall, in the absence of manifest error, be final and binding on the Company and the Grantee. Should the Board, in its sole discretion, decide, any dispute referred to it may subsequently be referred to the decision of the Auditors who shall then act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final and binding on the Company and the Grantee. In such cases, the costs of the Auditors shall be shared equally between the Company and the relevant Grantee.

12.          ALTERATION OF THIS SCHEME

12.1        Save as provided in this paragraph 12, the Board may alter any of the terms of this Scheme at any time.

12.2        Any changes to the authority of the Board in relation to any alteration of the terms of this Scheme shall not be made without the prior approval of Shareholders in general meeting.

12.3        Any alterations to the terms and conditions of this Scheme which are of a material nature or any changes to the terms of the Awards granted must be approved by the Shareholders in general meeting, except where the alterations or changes take effect automatically under the existing terms of this Scheme. The Board’s determination as to whether any proposed alteration to the terms and conditions of this Scheme is material shall be conclusive.

13.          TERMINATION

13.1        The Company by ordinary resolution in general meeting or the Board may at any time terminate this Scheme and in such event, no further Awards may be granted but in all other respects the terms of this Scheme shall remain in full force and effect in respect of Awards which are granted during the Term and which remain unvested immediately prior to the termination of this Scheme.

14.          MISCELLANEOUS

14.1        The Company shall bear the costs of establishing and administering this Scheme.

14.2        A Grantee shall be entitled to receive copies of all notices and other documents sent by the Company to the Shareholders generally.

14.3        Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or personal delivery to, in the case of the Company, its principal place of business in Hong Kong or such other address as notified to the Grantee from time to time and, in the case of the Grantee, his address as notified to the Company from time to time.

14.4        Any notice or other communication served by post:

(a)                                 by the Company shall be deemed to have been served two Business Days after the same was put in the post; and

(b)                                 by the Grantee shall not be deemed to have been received until the same has been received by the Company.

Any notice or other communication served by the Company or by a Grantee by hand shall be deemed to be served when delivered.

14.5        Any liability of a Grantee to tax or social security contributions in respect of an Award shall be for the account of the Grantee and the transfer of Shares or the making of a Cash Payment pursuant to the vesting of his Awards shall be conditional on the Grantee complying with any arrangements specified by the Company or the Trustee for the payment of any tax and social security contributions (including, without limitation, authorising the Company to withhold the amount of any tax and social security contribution liability from any Cash Payment, remuneration or other amounts owing to the Grantee). All transaction levy, brokerage, stamp duty or other expenses of that nature payable in connection with the transfer of Shares upon the vesting of an Award shall be borne by the Trustee.

14.6        All transfers of Shares and Cash Payments will be subject to all applicable laws, regulations, rules and requirements for the time being in force in Hong Kong, the People’s Republic of China and such other jurisdictions where a Grantee is located, resident, employed or contracted for service. A Grantee shall be responsible for obtaining any governmental, regulatory or other official consent or approval and going through any other governmental, regulatory or other official procedures that may be required by any country or jurisdiction for the Grant or vesting of his Award. A Grantee shall pay all tax and discharge all other liabilities to which he may become subject as a result of his participation in this Scheme or the vesting of any Award. The Company or any of its subsidiaries may coordinate or assist a Grantee in complying with such applicable requirements and taking any other actions as may be required by any applicable laws, regulations or rules, however, neither the Company nor any of its subsidiaries shall be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his participation in this Scheme. A Grantee shall, on demand, indemnify the Company in full against all claims and demands which may be made against the Company (whether alone or jointly with other party or parties) for or in respect of or in connection with any failure on the part of the Grantee to obtain any necessary consent referred to above or to pay tax or other liabilities referred to above and against all incidental costs and expenses which may be incurred by the Company.

14.7        Participation in this Scheme shall be at the Board’s absolute discretion and neither participation in this Scheme nor the receipt of an Offer pursuant to this Scheme shall create any right to or expectation of any future participation or offer under this Scheme or any other equity-based incentive plans of the Group.

14.8        This Scheme shall not form part of any contract of employment or engagement of services between the Company or any of its subsidiaries and any Participant and the rights and obligations of any Participant under the terms of his office, employment or engagement in services shall not be affected by the participation of the Participant in this Scheme or any right which he may have to participate in it and this Scheme shall afford such Participant no additional rights to compensation or damages in consequence of the termination (howsoever caused) of such office, employment or engagement for any reason (whether lawful or unlawful).

14.9        The Board shall have the power from time to time to make or vary regulations for the administration and operation of this Scheme, provided that the same are not inconsistent with the other provisions of this Scheme. The Board shall also have the power to delegate its powers to grant Awards to Participants and to determine the terms on which such Awards are granted to any of the Directors or any duly authorised committee of the Board from time to time.

14.10      The Board shall be entitled to establish such arrangements as it deems reasonably necessary with respect to the mechanisms to implement the vesting of Awards and the related registration, recording and reporting matters to ensure that the Grantees and the Company can comply with all applicable securities, foreign exchange and tax regulations of all relevant jurisdictions, including without limitation, Hong Kong and the People’s Republic of China. Each Grantee shall authorise the Company to establish all necessary brokerage and other accounts on the Grantee’s behalf and shall provide to the Company such information as the Board deems necessary in connection with the Company’s and the Grantee’s compliance with the foregoing obligations.

14.11      This Scheme and all Awards granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.